Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com

FOR RELEASE 4:02 PM EASTERN

MONDAY, FEBRUARY 22, 2016

CONTACTS:

Meara Murphy

978-671-8508

Lantheus Holdings, Inc. Reports 2015 Fourth Quarter and Full Year

Financial Results; Provides 2016 Guidance

Lantheus posts fourth quarter net income of $3.9 million and Adjusted EBITDA of $18.3 million;

Full year adjusted net income of $14.2 million and Adjusted EBITDA of $76.3 million

Fourth quarter worldwide DEFINITY® revenue increased 13% as-reported

NORTH BILLERICA, Mass., February 22, 2016 – Lantheus Holdings, Inc. (the “Company”) (NASDAQ: LNTH), parent company of Lantheus Medical Imaging, Inc. (“LMI”), a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products, today reported financial results for its fourth quarter and full year ended December 31, 2015.

The Company’s worldwide revenue for the fourth quarter of 2015 totaled $71.2 million, representing a decrease of 7% as-reported compared to $77.0 million reported for the fourth quarter of 2014. Constant currency revenue decreased by 5% versus the prior year period. Fourth quarter worldwide revenue reflects decreased revenues as a result of lower sales volumes for TechneLite® from a major customer offset by revenue gains with DEFINITY® and Xenon.

Net income for the fourth quarter of 2015 totaled $3.9 million or $0.13 per diluted share, an improvement of $3.7 million compared to a net income of $200,000 or $0.01 per diluted share in the fourth quarter of 2014. Fourth quarter net income results reflect gross margin expansion driven by the continued strong performance of DEFINITY along with growth of Xenon driven by non-contracted status with certain key customers and favorability on expenses.

The Company’s fourth quarter 2015 Adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $18.3 million, or 25.7% of reported revenue, compared to $19.4 million, or 25.2% of reported revenue, in the fourth quarter of 2014. Lower Adjusted EBITDA was driven by lower sales of TechneLite. EBITDA margin improvement was driven by gross margin expansion, product mix and good expense management.

For full year 2015, worldwide revenue totaled $293.5 million, a 2.7% decrease on an as-reported basis from $301.6 million in 2014. On a constant currency basis, revenue was consistent with prior year. Full year 2015 net income, as adjusted, totaled $14.2 million, an improvement of $16.6 million, compared to a net loss, as adjusted, of $2.4 million for 2014. Full year 2015 Adjusted EBITDA totaling $76.3 million, represented 26.0% of reported revenue for the year, and grew 7.9% compared to $70.8 million reported for 2014. The attached financial tables include a reconciliation of U.S. GAAP to as-adjusted results.

Mary Anne Heino, President and CEO commented, “We are pleased with our 2015 financial results. We met our revenue guidance and exceeded Adjusted EBITDA guidance. The Adjusted EBITDA results are attributable primarily to product mix together with good expense management. We made positive progress on executing our business strategy, including growing our key product, DEFINITY. DEFINITY posted 17% top line growth in a market where we continue to see increased use of contrast agents in suboptimal echocardiogram studies. Additionally, in the fourth quarter we significantly expanded our Operating and Adjusted EBITDA margins over last year, driving those margins to 17% and 26%, respectively.

Ms. Heino continued, “Looking to 2016 and beyond, we now have supply agreements with the four largest radiopharmacy providers in the U.S. These supply agreements specify product volumes for key nuclear medicine products. In particular, we entered into multiple year agreements with these key Xenon customers to ensure committed volumes at lower Xenon prices, which will negatively affect revenue, net income and Adjusted EBITDA in 2016 versus 2015 but will provide for additional revenue and unit volumes in 2017. In 2016, we will continue to focus on optimizing revenue and unit volumes in our commercial portfolio while creating further efficiencies in our business footprint. In addition, we will actively advance our development pipeline and continue to pursue business development opportunities to strengthen our product offering and manufacturing capabilities. In summary, we believe our leading position in the echo market and the steps we are taking in the balance of our business create a strong foundation in 2016 and a platform for increased revenue and unit volumes in 2017 and beyond.”

Outlook

The Company anticipates worldwide revenue for full year 2016 of approximately $285 million to $290 million, compared to $293.5 million in 2015. This lower revenue level is driven primarily by its new Xenon contracts with key customers that specify committed volumes at lower prices. This is largely offset by positive growth in DEFINITY and, to a lesser extent, by improved revenue from its nuclear products. For the first quarter of 2016, the Company expects worldwide revenue in the range of $72 million to $74 million.

The Company anticipates full year 2016 Adjusted EBITDA, as described in the GAAP to non-GAAP reconciliation provided later in this release, of $60 million to $64 million, measuring 21% to 22% of reported worldwide revenue. This lower level from full year 2015 is driven primarily by its new Xenon contracts with key customers that specify committed volumes at lower prices. With anticipated increased volumes in 2017 for Xenon and other key nuclear products, the Company believes 2017 revenue and Adjusted EBITDA levels will improve in comparison to 2016. For the first quarter of 2016, the Company expects Adjusted EBITDA in the range of $14 million to $16 million.

The Company’s guidance does not give effect to the impact or timing of Xenon competition other than the committed volumes and new pricing levels previously described.

The Company’s guidance for worldwide revenue and Adjusted EBITDA are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Internet Posting of Information

The Company routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.

Conference Call and Webcast

As previously announced, the Company will host a conference call starting at 4:30 p.m. (Eastern Time) today. To access the live conference call via telephone, please dial 1-866-498-8390 (U.S. callers) or 1-678-509-7599 (international callers) and provide passcode 42121023. A live audio webcast of the call also will be available on the homepage of the Company’s website at www.lantheus.com.

A replay of the telephone conference call and audio webcast will be available from approximately 8:30 p.m. ET on February 22, 2016 through midnight on March 7, 2016. To access a replay of the conference call, dial 1-855-859-2056 (U.S. callers) or 1-404-537-3406 (international callers), and provide passcode 42121023. A replay of this conference call will also be available in the Investor Relations section of our website located at www.lantheus.com.

The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.

About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.

Lantheus Holdings, Inc. is the parent company of LMI, which is a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, which are primarily used for the diagnosis of cardiovascular diseases. LMI’s key products include the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; and Xenon (Xenon Xe 133 Gas), an inhaled radiopharmaceutical imaging agent used to evaluate pulmonary function and for imaging the lungs. The Company is headquartered in North Billerica, Massachusetts with offices in Puerto Rico, Canada and Australia. For more information, visit www.lantheus.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; Adjusted EBITDA; net income, as adjusted, per diluted share; Adjusted EBITDA per diluted share; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures may exclude such items which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements about our 2016 outlook. These statements reflect management’s current knowledge, assumptions, beliefs, estimates and expectations and express management’s current view of future performance, results and trends. Forward-looking statements may be identified by their use of terms such as anticipate, believe, confident, could, estimate, expect, intend, may, plan, predict, project, target, will and other similar terms. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section of our prospectus dated June 24, 2015 and filed with the SEC on June 26, 2015, and as may be further set forth or supplemented in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

– Tables Follow –

Lantheus Holdings, Inc. and subsidiaries

Condensed Consolidated Statements of Operations

(dollars in thousands, except share data – unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues	$71,201	$76,969	$293,461	$301,600
Cost of goods sold	37,820	44,208	157,939	176,081

Gross profit	33,381	32,761	135,522	125,519
Operating expenses
Sales and marketing expenses	7,806	7,889	34,740	35,116
General and administrative expenses	10,121	8,430	43,894	37,313
Research and development expenses	3,066	4,715	14,358	13,673

Total operating expenses	20,993	21,034	92,992	86,102
Operating income	12,388	11,727	42,530	39,417
Interest expense	(7,098)	(10,564)	(38,715)	(42,288)
Interest income	6	7	24	27
Loss on extinguishment of debt	—	—	(15,528)	—
Other income (expense), net	(323)	626	(89)	478

Income (loss) before income taxes	4,973	1,796	(11,778)	(2,366)
Provision for income taxes	1,057	1,569	2,968	1,195

Net income (loss)	$3,916	$227	$(14,746)	$(3,561)

Net income (loss) per common share
Basic	$0.13	$0.01	$(0.60)	$(0.20)
Diluted	$0.13	$0.01	$(0.60)	$(0.20)
Common shares
Basic	30,364,501	18,080,968	24,439,845	18,080,615
Diluted	30,364,914	19,308,598	24,439,845	18,080,615

Lantheus Holdings, Inc. and subsidiaries

Consolidated Revenue Analysis

(dollars in thousands – unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	% change	2015	2014	% change

U.S.
DEFINITY	28,324	25,080	12.9%	109,656	93,848	16.8%
TechneLite	14,667	20,719	(29.2)%	62,034	82,321	(24.6)%
Xenon	10,931	9,023	21.1%	48,868	36,542	33.7%
Other	3,645	6,890	(47.1)%	15,266	23,809	(35.9)%

Total U.S.	$57,567	$61,712	(6.7)%	$235,824	$236,520	(0.3)%

International
DEFINITY	558	545	2.4%	2,203	1,912	15.2%
TechneLite	2,450	2,691	(9.0)%	10,528	11,267	(6.6)%
Xenon	2	1	100.0%	30	7	328.6%
Other	10,624	12,020	(11.6)%	44,876	51,894	(13.5)%

Total International	$13,634	$15,257	(10.6)%	$57,637	$65,080	(11.4)%

Worldwide
DEFINITY	28,882	25,625	12.7%	111,859	95,760	16.8%
TechneLite	17,117	23,410	(26.9)%	72,562	93,588	(22.5)%
Xenon	10,933	9,024	21.2%	48,898	36,549	33.8%
Other	14,269	18,910	(24.5)%	60,142	75,703	(20.6)%

Total Revenues	$71,201	$76,969	(7.5)%	$293,461	$301,600	(2.7)%

Lantheus Holdings, Inc. and subsidiaries

Supplemental Revenue Information

(unaudited)

	December 31, 2015 Quarter to Date Sales Growth/(Decline)
	Domestic As Reported	Int’l Constant Currency	Int’l As Reported	Total Constant Currency	Total As Reported
Products
DEFINITY	13%	21%	2%	13%	13%
TechneLite	(29)%	4%	(9)%	(25)%	(27)%
Xenon	21%	100%	100%	21%	21%
Other	(47)%	(1)%	(12)%	(18)%	(25)%

Total Revenues	(7)%	0%	(11)%	(5)%	(7)%

	December 31, 2015 Year to Date Sales Growth/(Decline)
	Domestic As Reported	Int’l Constant Currency	Int’l As Reported	Total Constant Currency	Total As Reported
Products
DEFINITY	17%	34%	15%	17%	17%
TechneLite	(25)%	5%	(7)%	(21)%	(22)%
Xenon	34%	386%	329%	34%	34%
Other	(36)%	(4)%	(14)%	(14)%	(21)%

Total Revenues	0%	(1)%	(11)%	0%	(3)%

Lantheus Holdings, Inc. and subsidiaries

Reconciliation of Revenues to Revenues Excluding the Impact of Foreign Currency

(dollars in thousands – unaudited)

	Three Months Ended December 31, 2015		Twelve Months Ended December 31, 2015
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales
Net sales, as reported	$13,634	$71,201	$57,637	$293,461
Currency impact as compared to prior period	1,687	1,687	6,833	6,833

Net sales, excluding the impact of foreign currency	$15,321	$72,888	$64,470	$300,294

Lantheus Holdings, Inc. and subsidiaries

Reconciliations of As Reported Results to Non-GAAP Financial Measures

(dollars in thousands – unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Operating Income
Operating Income, as reported	$12,388	$11,727	$42,530	$39,417
Reconciling items impacting
Operating Income:
Campus Consolidation Costs	—	—	3,630	—
Sponsor Termination Costs	—	—	6,527	—

Operating income, as adjusted	$12,388	$11,727	$52,687	$39,417

Operating Income, as adjusted, as a percentage of net sales	17.4%	15.2%	18.0%	13.1%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income (loss)
Net income (loss), as reported	$3,916	$227	$(14,746)	$(3,561)
Reconciling items impacting
Gross Profit:
Campus Consolidation Costs	—	—	77	—
Reconciling items impacting
Operating Expenses:
Campus Consolidation Costs	—	1,210	3,553	1,210
Sponsor Termination Costs	—	—	6,527	—
Reconciling items impacting
Non-operating Expenses:
Loss on Debt Extinguishment	—	—	15,528	—
Interest Upon Redemption of Senior Notes	—	—	3,250	—

Net income (loss), as adjusted	$3,916	$1,437	$14,189	$(2,351)

Net income (loss), as adjusted, as a percentage of net sales	5.5%	1.9%	4.8%	(0.8)%

Net income (loss), as adjusted, per common share
Basic	$0.13	$0.08	$0.58	$(0.13)
Diluted	$0.13	$0.07	$0.57	$(0.13)
Common shares
Basic	30,364,501	18,080,968	24,439,845	18,080,615
Diluted	30,364,914	19,308,598	24,733,592	18,080,615

Lantheus Holdings, Inc. and subsidiaries

Reconciliation of As Reported Results to Non-GAAP Financial Measures

(dollars in thousands – unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
EBITDA
Net income (loss), as reported	$3,916	$227	$(14,746)	$(3,561)
Interest expense, net	7,092	10,557	38,691	42,261
Provision for income taxes	619	977	1,314	441
Depreciation	2,164	3,387	11,813	9,901
Amortization of intangible assets	2,160	2,275	7,838	9,123

EBITDA	15,951	17,423	44,910	58,165
Reconciling items impacting
EBITDA:
Non-cash stock-based compensation	478	249	2,002	1,031
Legal fees relating to business interruption claim	5	186	72	1,113
Asset write-off	286	107	1,468	1,257
Severance and recruiting costs	507	306	1,360	818
Sponsor fee and other	—	321	7,340	3,412
Extinguishment of debt	—	—	15,528	—
New manufacturer costs	1,081	771	3,649	4,959

Adjusted EBITDA	$18,308	$19,363	$76,329	$70,755

Adjusted EBITDA as a percentage of net sales	25.7%	25.2%	26.0%	23.5%

Lantheus Holdings, Inc. and subsidiaries

Reconciliation of Free Cash Flow

(dollars in thousands – unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net cash provided by (used in) operating activities	$12,626	$(3,875)	$21,762	$11,590
Capital expenditures	(4,732)	(2,834)	(13,151)	(8,137)

Free cash flow	$7,894	$(6,709)	$8,611	$3,453

Lantheus Holdings, Inc. and subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands – unaudited)

	December 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$28,596	$19,739
Accounts receivable, net	37,293	41,540
Inventory	15,622	15,582
Other current assets	3,946	4,374
Assets held for sale	4,644	—

Total current assets	90,101	81,235
Property, plant and equipment, net	86,517	96,014
Capitalized software development costs, net	9,137	2,421
Intangibles, net	20,496	27,191
Goodwill	15,714	15,714
Other long-term assets	20,414	20,578

Total assets	$242,379	$243,153

Liabilities and stockholders’ deficit
Current liabilities
Current portion of long-term debt	$3,650	$—
Line of credit	—	8,000
Accounts payable	11,657	15,665
Accrued expenses and other liabilities	18,696	24,863
Liabilities held for sale	1,715	—

Total current liabilities	35,718	48,528
Asset retirement obligation	8,145	7,435
Long-term debt, net	349,858	392,863
Other long-term liabilities	33,947	33,597

Total liabilities	427,668	482,423

Stockholders’ deficit	(185,289)	(239,270)

Total liabilities and stockholders’ deficit	$242,379	$243,153

###